Exhibit 5.1

Tel 713.758.2222  Fax 713.758.2346

November 8, 2017

Enviva Partners, LP

7200 Wisconsin Ave, Suite 1000

Bethesda, MD 20814

RE: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel for Enviva Partners, LP, a publicly traded Delaware limited partnership (the “Partnership”), Enviva Partners Finance Corp., a Delaware corporation (together with the Partnership, the “Issuers”) and the guarantors listed on Annex A hereto (the “Guarantors”) with respect to the preparation of the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Issuers and the Guarantors on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”) of (i) the offer and exchange by the Issuers of up to $55,000,000 aggregate principal amount outstanding of 8.5% Senior Notes due 2021 (the “Original Notes”) for new notes in like principal amount and bearing substantially identical terms to the Original Notes (the “New Notes”) and (ii) guarantees of the New Notes by the Guarantors (the “Guarantees”). The Original Notes were issued, and the New Notes will be issued, under an Indenture dated as of November 1, 2016 (as it may be amended from time to time, the “Indenture”), among the Issuers, the Guarantors and Wilmington Trust, National Association, as trustee.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture and such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In connection with this opinion, we have assumed that: (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including posteffective amendments), will have become effective; and (v) the New Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

Vinson & Elkins LLP Attorneys at Law Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Richmond Riyadh San Francisco Taipei Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

Based upon and subject to the foregoing, we are of the opinion that when the New Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture, (i) such New Notes will be legally issued and will constitute valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms and (ii) the Guarantees will constitute the valid and binding obligations of the Guarantors, enforceable against each Guarantor in accordance with their terms, except in each case under clauses (i) and (ii) as such enforcement is subject to any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or at law).

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture or the New Notes that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

The foregoing opinions are limited to the federal laws of the United States of America, the laws of the State of Delaware, including without limitation the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act, the Delaware General Corporation Law and the Constitution of the State of Delaware, and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our firm name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied on for any other purpose.

[Signature page follows]

Very truly yours,

/s/ Vinson & Elkins L.L.P.

Vinson & Elkins L.L.P.

Annex A

1.              Enviva GP, LLC

2.              Enviva, LP

3.              Enviva Energy Services, LLC

4.              Enviva Pellets Ahoskie, LLC

5.              Enviva Pellets Amory, LLC

6.              Enviva Pellets Cottondale, LLC

7.              Enviva Materials, LLC

8.              Enviva Pellets Northampton, LLC

9.              Enviva Pellets Sampson, LLC

10.       Enviva Pellets Southampton, LLC

11.       Enviva Port of Chesapeake, LLC

12.       Enviva Pellets Perkinston, LLC

13.       Enviva Port of Panama City, LLC

14.       Enviva Port of Wilmington, LLC